Exhibit 99.1
Pinterest Announces First Quarter 2023 Results
SAN FRANCISCO, Calif. - April 27, 2023 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2023.
•Q1 revenue grew 5% year over year to $603 million.
•Global Monthly Active Users (MAUs) increased 7% year over year to 463 million.
•GAAP net loss was $209 million for Q1. Adjusted EBITDA was $27 million for Q1.
•Total costs and expenses were $846 million, including $121 million of restructuring charges.
•We repurchased 2.8 million shares of our Class A common stock for $72 million. $428 million remains available for repurchases under our $500 million authorization.
“I’m proud of how our team is continuing to execute,” said Bill Ready, CEO of Pinterest. “In Q1, we grew our business globally through improved content relevance, shoppability, and by delivering strong results for our advertisers. Today, we’re taking meaningful steps towards expanding our ads business by opening up third-party ad demand on Pinterest, starting with Amazon as our first partner. Looking forward, we are excited to further leverage and satisfy the strong commercial intent of our users and deliver long-term shareholder value.”
Q1 2023 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2023	2022
Revenue	$602,581	$574,885	5%

Net loss	$(208,579)	$(5,281)	(3,850)%

Non-GAAP net income*	$57,704	$68,990	(16)%

Adjusted EBITDA*	$26,969	$76,795	(65)%
Adjusted EBITDA margin*	4%	13%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2023 Other Highlights
The following table sets forth our revenue, MAUs and ARPU based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2023	2022
Revenue - Global	$603	$575	5%
Revenue - U.S. and Canada	$486	$470	3%
Revenue - Europe	$93	$87	6%
Revenue - Rest of World	$24	$17	38%

MAUs - Global	463	433	7%
MAUs - U.S. and Canada	95	94	1%
MAUs - Europe	128	120	7%
MAUs - Rest of World	240	220	9%

ARPU - Global	$1.32	$1.33	(1)%
ARPU - U.S. and Canada	$5.11	$4.98	3%
ARPU - Europe	$0.74	$0.72	2%
ARPU - Rest of World	$0.10	$0.08	27%

Guidance
Our current expectation is that Q2 revenue will grow roughly in-line with the growth we saw in Q4 2022 and Q1 2023. We expect our Q2 non-GAAP operating expenses to grow low teens on a percentage basis quarter-over-quarter.*
We intend to provide further detail on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our first quarter 2023 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. We will not be publishing a letter to shareholders this quarter. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: general economic and political uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, fear of recession, foreign exchange fluctuations and supply-chain issues as well as events such as Russia's invasion of Ukraine; our ability to provide useful and relevant content; our ability to attract and retain creators that create relevant and engaging content on our platform; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; the impact of the COVID-19 pandemic, including its impact on our business as well as on global and regional economies and economic activity; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of April 27, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and restructuring charges. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense and restructuring charges. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs do not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Neil Doshi
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,651,242	$1,611,063
Marketable securities	1,078,487	1,087,164
Accounts receivable, net of allowances of $13,085 and $12,672 as of March 31, 2023 and December 31, 2022, respectively	487,964	681,532
Prepaid expenses and other current assets	80,695	74,918
Total current assets	3,298,388	3,454,677
Property and equipment, net	30,272	59,575
Operating lease right-of-use assets	97,606	206,253
Goodwill and intangible assets, net	122,982	124,822
Other assets	17,174	17,403
Total assets	$3,566,422	$3,862,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,284	$87,920
Accrued expenses and other current liabilities	244,639	292,611
Total current liabilities	321,923	380,531
Operating lease liabilities	159,506	178,694
Other liabilities	25,254	21,851
Total liabilities	506,683	581,076
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 594,834 and 593,918 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 89,323 and 89,284 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	5,390,101	5,407,724
Accumulated other comprehensive loss	(7,132)	(11,419)
Accumulated deficit	(2,323,237)	(2,114,658)
Total stockholders’ equity	3,059,739	3,281,654
Total liabilities and stockholders’ equity	$3,566,422	$3,862,730

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$602,581	$574,885
Costs and expenses:
Cost of revenue	170,926	146,070
Research and development	266,346	195,548
Sales and marketing	201,131	173,953
General and administrative	207,864	62,979
Total costs and expenses	846,267	578,550
Loss from operations	(243,686)	(3,665)
Interest income (expense), net	24,901	712
Other income (expense), net	322	(1,200)
Loss before provision for (benefit from) income taxes	(218,463)	(4,153)
Provision for (benefit from) income taxes	(9,884)	1,128
Net loss	$(208,579)	$(5,281)
Net loss per share, basic and diluted	$(0.31)	$(0.01)
Weighted-average shares used in computing net loss per share, basic and diluted	681,140	656,899

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net loss	$(208,579)	$(5,281)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,212	7,220
Share-based compensation	143,122	73,240
Impairment and abandonment charges for leases and leasehold improvements	112,934	—
Other	(1,346)	2,978
Changes in assets and liabilities:
Accounts receivable	192,523	180,203
Prepaid expenses and other assets	(5,773)	(8,285)
Operating lease right-of-use assets	25,163	12,394
Accounts payable	(11,031)	(4,638)
Accrued expenses and other liabilities	(43,659)	(31,620)
Operating lease liabilities	(26,109)	(12,822)
Net cash provided by operating activities	183,457	213,389
Investing activities
Purchases of property and equipment and intangible assets	(1,990)	(6,902)
Purchases of marketable securities	(331,608)	(155,181)
Sales of marketable securities	29,271	4,168
Maturities of marketable securities	318,490	207,319
Net cash provided by investing activities	14,163	49,404
Financing activities
Proceeds from exercise of stock options, net	2,400	1,036
Repurchases of Class A common stock	(69,476)	—
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(91,508)	—
Net cash (used in) provided by financing activities	(158,584)	1,036
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,142	333
Net increase in cash, cash equivalents and restricted cash	40,178	264,162
Cash, cash equivalents and restricted cash, beginning of period	1,617,660	1,427,064
Cash, cash equivalents and restricted cash, end of period	$1,657,838	$1,691,226
Supplemental cash flow information
Repurchases of Class A common stock in accrued expenses and other current liabilities	$2,161	$—
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$803	$7,085

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,651,242	$1,683,792
Restricted cash included in prepaid expenses and other current assets	2,243	1,137
Restricted cash included in other assets	4,353	6,297
Total cash, cash equivalents and restricted cash	$1,657,838	$1,691,226

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Share-based compensation by function:
Cost of revenue	$2,309	$1,194
Research and development	94,265	52,890
Sales and marketing	19,189	11,769
General and administrative	27,359	7,387
Total share-based compensation	$143,122	$73,240

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$699
Sales and marketing	135	135
General and administrative	197	197
Total amortization of acquired intangible assets	$1,840	$1,031

Restructuring charges by function:
Research and development	$4,093	$—
Sales and marketing	2,677	—
General and administrative	114,551	—
Total restructuring charges	$121,321	$—

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$846,267	$578,550
Share-based compensation	(143,122)	(73,240)
Amortization of acquired intangible assets	(1,840)	(1,031)
Restructuring charges	(121,321)	—
Total non-GAAP costs and expenses	$579,984	$504,279

Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(208,579)	$(5,281)
Depreciation and amortization	6,212	7,220
Share-based compensation	143,122	73,240
Interest income (expense), net	(24,901)	(712)
Other income (expense), net	(322)	1,200
Provision for (benefit from) income taxes	(9,884)	1,128
Restructuring charges	121,321	—
Adjusted EBITDA	$26,969	$76,795

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net loss to non-GAAP net income:
Net loss	$(208,579)	$(5,281)
Share-based compensation	143,122	73,240
Amortization of acquired intangible assets	1,840	1,031
Restructuring charges	121,321	—
Non-GAAP net income	$57,704	$68,990

Basic weighted-average shares used in computing net loss per share	681,140	656,899
Weighted-average dilutive securities(1)	18,731	29,160
Diluted weighted-average shares used in computing non-GAAP net income per share	699,871	686,059
Non-GAAP net income per share	$0.08	$0.10

(1)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.